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                                                                    EXHIBIT 3(i)

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION

         Article VI of the Corporation's Articles of Incorporation are deleted in its entirety and replaced with the following:

                                   ARTICLE VI
                                 PREFERRED STOCK

         1. Series A Preferred Stock. A description of the "Series A Preferred",
            ------------------------
including the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions for redemption, all as set by the Board of Directors of the Corporation, is as follows:

         2. Issuance. The series of Series A Shares shall consist of 2,725,000 shares.

         3. Voting Rights. Except as described in Section 16 of this Article, the holder of each share of Series A Preferred shall be entitled to vote on an "as converted basis", that is, shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred is convertible, whether or not the Corporation has authorized and unissued Common Shares in an amount sufficient to accommodate conversion of the preferred shares.

         4. Dividends. No dividend or distribution may be declared or paid on any shares of Common Stock unless at the same time an equivalent dividend or distribution is declared or paid on all outstanding shares of Series A Preferred. Each share of Series A Preferred outstanding shall be deemed converted into Common Stock as provided below for purposes of determining the dividend or distribution payable on shares of Series A Preferred. The right to such dividends on shares of Series A Preferred shall not be cumulative, and no right shall accrue to holders of Series A Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

         5. Rights on Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, holders of Series A Shares shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders an amount equal to the price paid to the Corporation for the Series A Shares by the holders, adjusted for stock splits, combinations and the like ("Series A Original Purchase Price") plus any declared and unpaid dividends thereon without interest before any payment shall be made to the holders of the Common Stock or any other equity security of the Corporation ranking as to liquidation preference junior to the Series A Preferred. The Series A Original Purchase Price shall include the amount paid by the holder of the Series A Shares for shares of Common Stock which were thereafter exchanged for Series A Shares. After such payment shall have been made in full to the holders of Series A Shares they shall be entitled to no further participation in the distribution of the assets of the Corporation.

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     6. Conversion. The holders of Series A Preferred shall have conversion rights as follows: 1.
        1.  Right to Convert. Except as provided below, each share of Series A
            ----------------
     Preferred shall be convertible, at the option of the holder thereof, at any time after issuance at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Purchase Price by the Series A Conversion Price in effect at the time of conversion. The Series A Conversion Price shall initially be equal to the Series A Original Purchase Price and shall be subject to adjustment as hereinafter provided.

        2.  Automatic Conversion. Each share of Series A Preferred will
            --------------------
     automatically convert into Common Stock, if not already converted, on the first to occur of (i) the fifth (5/th/) anniversary of the date of issuance of the Series A Preferred, or (ii) a change in control of Armstrong International, Inc.

        For purposes hereof, a "change in control" of Armstrong International, Inc. shall be deemed to have occurred if (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Act"), other than any "person" who on the date of the issuance is a director or officer of Armstrong International, Inc. (or lineal descendant of an officer or director of Armstrong International, Inc.) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Armstrong International, Inc. representing 25% or more of the combined voting power of its then outstanding securities; or (ii) during any period of two consecutive years following the date of issuance of the Series A Preferred, individuals who at the beginning of such period constitute the Board of Directors of Armstrong International, Inc. cease for any reason to constitute at least a majority thereof.

        3.  Mechanics of Conversion. Before any holder of Series A  Preferred
            -----------------------
     shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        4.  Fractional Shares. No fractional shares of Common Stock shall be
            -----------------
     issued upon conversion of the Series A Preferred. Fractional shares shall not be issued and in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then applicable Series A Conversion Price.

     5.   Adjustment of Series A Conversion Price. The Series A Conversion Price
          ---------------------------------------
for each share of Series A Preferred, whether or not issued, shall be subject to adjustment from time to time as follows:

     1. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of any share of Series A Preferred shall be increased in proportion to such increase of outstanding shares of Common Stock.

     2. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then on the effective date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of any share of Series A Preferred shall be decreased in proportion to such decrease of outstanding shares of Common Stock.

     3. If at any time after the date hereof there occurs any capital reorganization, or any reclassification of any stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or the merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the outstanding shares of Common Stock), or the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entity to any other person, the shares of the Series A Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed of to which such holder would have been entitled, if, immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition, he had converted his shares of Series A Preferred into Common Stock. The provisions of this Section shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

     4. The then current Series A Conversion Price will be adjusted beginning on the date of issuance of the Series A Preferred and ending on the date of completion of one or more Additional Issuances (as hereinafter defined) by

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               the Corporation of an aggregate of at least $2,000,000 (the
               "Period"), as follows: Any issuance by the Corporation of Common Stock or other securities convertible into or exercisable for Common Stock is referred to herein as an "Additional Issuance," or, in the aggregate, as "Additional Issuances." The Series A Conversion Price in effect immediately prior to such Additional Issuance shall be reduced, concurrently with such Additional Issuance, to a price (calculated to the nearest cent) which will cause the Ownership Percentage (as hereinafter defined) of the holders of Series A Preferred, as converted, immediately after the Additional Issuance, to equal the Ownership Percentage (as hereinafter defined) immediately prior to the Additional Issuance. The term "Ownership Percentage:" shall mean a fraction, the numerator of which is that number of shares of Common Stock to which the shares of Series A Preferred which are being converted is then convertible, as determined pursuant to Section 5.a. of this Article VI, and the denominator of which is the total number of shares of Common Stock then outstanding, calculated as if all shares of Series A Preferred or other securities convertible into Common Stock had been fully converted, and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised and converted into Common Stock as of such date, but not including any additional shares of Common Stock issuable, convertible or exercisable solely as a result of the adjustment of the Series A Conversion Price resulting from the Additional Issuance. No adjustment to the Series A Conversion Price shall be made for Additional Issuances based on conversion of the Series A Preferred, for Additional Issuances pursuant to acquisitions of other Unrelated Entities by the Corporation. For purposes hereof, "Unrelated Entities" shall mean any entity that is not directly or indirectly owned and controlled by those persons who are officers, directors, or who own 10% or more, of the then outstanding securities of the Corporation.

     7. No Impairment. The Corporation shall not by amendment to its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all of the provisions of the section regarding adjustments of the Series A Conversion Price and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred against impairment.

     8. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate, which shall be certified by the Corporation's accountants if required by such holder, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments or readjustments, (b) the Series A Conversion Price then in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series A Preferred.

     9. Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     10. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Series A Preferred, the Corporation shall take such corporate action as may in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     11. Preemptive Rights. Notwithstanding anything to the contrary in these Articles of Incorporation, subsequent to the end of the Period, if the Corporation issues any additional shares of Common Stock which is not pursuant to a public offering, each holder of Series A Preferred will have the right to purchase, on the same terms and conditions as offered to other purchasers, an amount of each future issuance as will maintain its proportionate ownership of Common Stock, on an as converted basis. This provision shall not apply to issuances of Common Stock based on conversion of the Series A Preferred or to issuances of Common Stock pursuant to acquisitions of other Unrelated Entities by the Corporation. Further, these pre-emptive rights shall only apply with respect to shares of Series A Preferred, and not with respect to shares of Common Stock which a holder of Series A Preferred may happen to own.

12.      Registration Rights.

         1.    "Piggy-Back" Registration Rights.
               --------------------------------

         1. If the Corporation proposes to register any additional securities after the date of filing of these Articles of Amendment to Articles of Incorporation with the Colorado Secretary of State on Forms S-1, S-2 or S-3 or any successor forms, under the Securities Act of 1933 (the "Act") and applicable state securities laws (the "State Acts"), the Corporation shall give prompt written notice to each holder of Series A Preferred of its intention to do so, and, upon the written request of any such stockholder made within 30 days after the receipt of any such notice, which written request shall specify the number of shares of Series A Preferred such stockholder desires to convert to Common Stock and then register, the Corporation shall use its reasonable efforts to cause all such shares of Common Stock of such stockholder to be registered under the Act and State Acts to permit the sale of such shares of Common Stock. Notwithstanding anything contained herein to the contrary, the Corporation shall have the right to discontinue any registration of such shares of such stockholder at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration is discontinued. The Corporation shall pay all expenses incident to its performance or compliance with the provisions of this subparagraph.


         2. If any eligible stockholder shall request inclusion of any shares held by such stockholder in the registration of other securities of the Corporation and such proposed registration by the Corporation is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the Corporation in writing that inclusion in such registration of all proposed securities (including securities being offered by or on behalf of the Corporation and securities covered by requests for registration) would adversely affect the marketability of the offering of the securities proposed to be registered by the Corporation, then such stockholder shall be entitled to participate pro-rata with the other stockholders having similar incidental registration rights with respect to such registration to the extent the managing underwriter determines that such shares may be included without such adverse effect. The eligible stockholder shall be subject to reasonable and customary lockup agreements, provided other stockholders agree to the same or similar lockup agreements.

         2.    Demand Registration Rights. At any time after the eighteen (18)
               --------------------------
month anniversary of the filing of these Articles of Amendment to the Articles of Incorporation with the Colorado Secretary of State, provided the Corporation is a reporting company, the Corporation shall, upon receipt of a written request from any of the holders of Series A Preferred, with respect to some or all of the Series A Preferred which has been or will be converted into Common Stock, prepare and file under the Act a registration statement in respect of such shares of Common Stock. The holders demanding registration shall pay all expenses of the Corporation incident to the Corporation's performance of or compliance with the provisions of this subparagraph.

     13. Notices. Any notice required to be given to the holder of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     14. Protective Provisions. As long as at least a majority of the shares of Series A Preferred issued shall be issued and outstanding and held by Armstrong International, Inc., the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Series A Preferred then outstanding:

            1. Amend or change the Corporation's Articles of Incorporation or Bylaws in a manner which materially and adversely affects the rights of the Series A Preferred; provided, however, that the creation of any new class or series of shares of stock of the Corporation shall not be deemed to materially or adversely affect the rights of the Series A Preferred, as long as it is created in accordance with the Colorado Business Corporation Act.

            2. Materially or adversely alter or change the preferences, rights, privileges, powers, or the restrictions provided for the benefit of the Series A Preferred.

            3. Amend this Section 13.

     On all other voting matters, the Series A Preferred shall have voting rights as provided herein.

     15. No Reissuance of Preferred Stock. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

     16. Shark Repellant Provisions Not Applicable. Notwithstanding anything to the contrary provided in these Articles of Incorporation, the Shark Repellant Provisions diluting the voting power of beneficial owners of the issuance of more than ten percent of the outstanding shares pursuant to Article VII shall not apply to Series A Preferred Stock.

     17. Board of Directors. Provided Armstrong International, Inc. owns a majority of the shares of Series A Preferred originally issued to it, holders of a majority of the shares of Series A Preferred shall have the right to designate one (1) member of the Board. Notwithstanding the foregoing, the holder of each share of Series A Preferred shall be entitled to vote for the election of all other members of the Board of Directors as provided in Section 2 of this
Article VI.

        2.     Series B Preferred Stock.  A description of the "Series B
               -------------------------
Preferred", including the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions for redemption, all as set by the Board of Directors of the Corporation, is as follows:

        1. Issuance. The series of Series B Preferred shall consist of 3,000,000 shares.

        2. Voting Rights. Except as described in Section 16 of this subsection B of this Article, the holder of each share of Series B Preferred shall be entitled to vote on an "as converted basis", that is, shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series B Preferred is convertible, whether or not the Corporation has authorized and unissued Common Shares in an amount sufficient to accommodate conversion of the preferred shares.

        3. Dividends. No dividend or distribution may be declared or paid on any shares of Common Stock unless at the same time an equivalent dividend or distribution is declared or paid on all outstanding shares of Series B Preferred. Each share of Series B Preferred outstanding shall be deemed converted into Common Stock as provided below for purposes of determining the dividend or distribution payable on shares of Series B Preferred. The right to such dividends on shares of Series B Preferred shall not be cumulative, and no right shall accrue to holders of Series B Preferred by reason of the fact that dividends on said shares are not declared in any prior period.


        4. Rights on Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, holders of Series B Shares shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders an amount equal to the cash consideration paid to the Corporation for the Series B Shares by the holders, adjusted for stock splits, combinations and the like ("Series B Original Purchase Price") plus any declared and unpaid dividends thereon without interest before any payment shall be made to the holders of the Common Stock or any other equity security of the Corporation ranking as to liquidation preference junior to the Series B Preferred. The Series B Original Purchase Price shall include the amount paid by the holder of the Series B Shares for shares of Common Stock which were thereafter exchanged for Series B Shares. After such payment shall have been made in full to the holders of Series B Shares they shall be entitled to no further participation in the distribution of the assets of the Corporation.

        5. Conversion. The holders of Series B Preferred shall have conversion rights as follows:


               1.   Right to Convert. Except as provided below, each share of
                    ----------------
        Series B Preferred shall be convertible, at the option of the holder thereof, at time after issuance at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying the Ownership Percentage (as hereinafter defined) by the total number of shares of Common Stock then outstanding, calculated as if all shares of Series B Preferred or other securities convertible into Common Stock had been fully converted, and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised and converted into Common Stock as of such date, but not including any additional shares of Common Stock issuable, convertible or exercisable solely as a result of the adjustment of the number of shares of Common Stock issuable upon conversion of any share of Series B Preferred resulting from the Additional Issuance.


     2.   Automatic Conversion. Each share of Series B Preferred will
          --------------------
automatically convert into Common Stock, if not already converted, on the first to occur of (i) the fifth (5/th/) anniversary of the date of issuance of the Series B Preferred, or (ii) a change in control of Armstrong International, Inc.

     For purposes hereof, a "change in control" of Armstrong International, Inc. shall be deemed to have occurred if (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Act"), other than any "person" who on the date of the issuance is a director or officer of Armstrong International, Inc. (or lineal descendant of an officer or director of Armstrong International, Inc.) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Armstrong International, Inc. representing 25% or more of the combined voting power of its then outstanding securities; or (ii) during any period of two consecutive years following the date of issuance of the Series B Preferred, individuals who at the beginning of such period constitute the Board of Directors of Armstrong International, Inc. cease for any reason to constitute at least a majority thereof.

     3.   Mechanics of Conversion.  Before any holder of Series B  Preferred
          -----------------------
shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series B Preferred a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     4.   Fractional Shares. No fractional shares of Common Stock shall be
          -----------------
issued upon conversion of the Series B Preferred. Fractional shares shall not be issued and in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of each of Common Stock.

     5.   Adjustment of Conversion Shares.  The number of shares of Common Stock
          -------------------------------
issuable upon conversion of any share of Series B Preferred shall be subject to adjustment from time to time as follows:

     1. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, the number of shares of Common Stock issuable upon conversion of any share of Series B Preferred shall be increased in proportion to such increase of outstanding shares of Common Stock.

     2. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then on the effective date of such combination, the number of shares of Common Stock issuable upon conversion of any share of Series B Preferred shall be decreased in proportion to such decrease of outstanding shares of Common Stock

     3. If at any time after the date hereof there occurs any capital reorganization, or any reclassification of any stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or the merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the outstanding shares of Common Stock), or the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entity to any other person, the shares of the Series B Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed of to which such holder would have been entitled, if, immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition, he had converted his shares of Series B Preferred into Common Stock. The provisions of this Section shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

     4. The number of shares of Common Stock issuable upon conversion of any share of Series B Preferred will be adjusted beginning on the date of issuance of the Series B Preferred and ending on the date of completion of one or more Additional Issuances (as hereinafter defined) on or before February 28, 2002, by the Corporation of an aggregate of at least $5,000,000 (the "Period"), as follows: Any issuance by the Corporation of Common Stock or other securities convertible into or exercisable for Common Stock is referred to herein as an "Additional Issuance," or, in the aggregate, as "Additional Issuances." The number of shares of Common Stock issuable upon conversion of any share of Series B Preferred immediately prior to such Additional Issuance shall be increased, concurrently with such Additional Issuance, to that number of shares of Common Stock which will cause the Ownership Percentage (as hereinafter defined) of the holders of Series B Preferred, as converted, immediately after the Additional Issuance, to equal the Ownership Percentage (as hereinafter defined) immediately prior to the Additional Issuance. The term "Ownership Percentage:" shall mean a fraction, the numerator of which is that number of shares of Common Stock to which the shares of Series B Preferred which are being converted is then convertible, as determined pursuant to
               Section 5.a. of this Article VI, and the denominator of which is the total number of shares of Common Stock then outstanding, calculated as if all shares of Series B Preferred or other securities convertible into Common Stock had been fully converted, and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised and converted into Common Stock as of such date, but not including any additional shares of Common Stock issuable, convertible or exercisable solely as a result of the adjustment of the number of shares of Common Stock issuable upon conversion of any share of Series B Preferred resulting from the Additional Issuance. No adjustment to the number of shares of Common Stock issuable upon conversion of any share of Series B Preferred shall be made for Additional Issuances based on conversion of the Series B Preferred, for Additional Issuances pursuant to acquisitions of other Unrelated Entities by the Corporation. For purposes hereof, "Unrelated Entities" shall mean any entity that is not directly or indirectly owned and controlled by those persons who are officers, directors, or who own 10% or more, of the then outstanding securities of the Corporation.

     6. No Impairment. The Corporation shall not by amendment to its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all of the provisions of the section regarding adjustments of the number of shares of Common Stock issuable upon conversion of any share of Series B Preferred and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B Preferred against impairment.

     7. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of any share of Series B Preferred, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate, which shall be certified by the Corporation's accountants if required by such holder, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any

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holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments or readjustments, and (b) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series B Preferred.

     8. Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series B Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     9. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Series B Preferred, the Corporation shall take such corporate action as may in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     10. Preemptive Rights. Notwithstanding anything to the contrary in these Articles of Incorporation, subsequent to the end of the Period, if the Corporation issues any additional shares of Common Stock which is not pursuant to a public offering, each holder of Series B Preferred will have the right to purchase, on the same terms and conditions as offered to other purchasers, an amount of each future issuance as will maintain its proportionate ownership of Common Stock, on an as converted basis. This provision shall not apply to issuances of Common Stock based on conversion of the Series B Preferred or to issuances of Common Stock pursuant to acquisitions of other Unrelated Entities by the Corporation. Further, these pre-emptive rights shall only apply with respect to shares of Series B Preferred, and not with respect to shares of Common Stock which a holder of Series B Preferred may happen to own.

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        11.    Registration Rights.

               a.   "Piggy-Back" Registration Rights.
                     --------------------------------

               1. If the Corporation proposes to register any additional securities after the date of filing of these Articles of Amendment to Articles of Incorporation with the Colorado Secretary of State on Forms S-1, S-2 or S-3 or any successor forms, under the Securities Act of 1933 (the "Act") and applicable state securities laws (the "State Acts"), the Corporation shall give prompt written notice to each holder of Series B Preferred of its intention to do so, and, upon the written request of any such stockholder made within 30 days after the receipt of any such notice, which written request shall specify the number of shares of Series B Preferred such stockholder desires to convert to Common Stock and then register, the Corporation shall use its reasonable efforts to cause all such shares of Common Stock of such stockholder to be registered under the Act and State Acts to permit the sale of such shares of Common Stock. Notwithstanding anything contained herein to the contrary, the Corporation shall have the right to discontinue any registration of such shares of such stockholder at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration is discontinued. The Corporation shall pay all expenses incident to its performance or compliance with the provisions of this subparagraph.

               2. If any eligible stockholder shall request inclusion of any shares held by such stockholder in the registration of other securities of the Corporation and such proposed registration by the Corporation is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the Corporation in writing that inclusion in such registration of all proposed securities (including securities being offered by or on behalf of the Corporation and securities covered by requests for registration) would adversely affect the marketability of the offering of the securities proposed to be registered by the Corporation, then such stockholder shall be entitled to participate pro-rata with the other stockholders having similar incidental registration rights with respect to such registration to the extent the managing underwriter determines that such shares may be included without such adverse effect. The eligible stockholder shall be subject to reasonable and customary lockup agreements, provided other stockholders agree to the same or similar lockup agreements.

              2.    Demand Registration Rights. At any time after the eighteen
                    --------------------------
(18) month anniversary of the filing of these Articles of Amendment to the Articles of Incorporation with the Colorado Secretary of State, provided the Corporation is a reporting company, the Corporation shall, upon receipt of a written request from any of the holders of Series B Preferred, with respect to some or all of the Series B Preferred which has been or will be converted into Common Stock, prepare and

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file under the Act a registration statement in respect of such shares of Common
Stock. The holders demanding registration shall pay all expenses of the Corporation incident to the Corporation's performance of or compliance with the provisions of this subparagraph.

     12. Notices. Any notice required to be given to the holder of shares of Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     13. Protective Provisions. As long as at least a majority of the shares of Series B Preferred issued shall be issued and outstanding and held by Armstrong International, Inc., the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Series B Preferred then outstanding:

          1. Amend or change the Corporation's Articles of Incorporation or Bylaws in a manner which materially and adversely affects the rights of the Series B Preferred; provided, however, that the creation of any new class or series of shares of stock of the Corporation shall not be deemed to materially or adversely affect the rights of the Series B Preferred, as long as it is created in accordance with the Colorado Business Corporation Act.

          2. Materially or adversely alter or change the preferences, rights, privileges, powers, or the restrictions provided for the benefit of the Series B Preferred.

          3.  Amend this Section 13.

     On all other voting matters, the Series B Preferred shall have voting rights as provided herein.

     14. No Reissuance of Preferred Stock. No share or shares of Series B Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

     15. Shark Repellant Provisions Not Applicable. Notwithstanding anything to the contrary provided in these Articles of Incorporation, the Shark Repellant Provisions diluting the voting power of beneficial owners of the issuance of more than ten percent of the outstanding shares pursuant to Article VII shall not apply to Series B Preferred Stock.

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